Exhibit 99.1

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING IN LIEU OF 2015 ANNUAL MEETING OF STOCKHOLDERS OF

CHART ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph R. Wright, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated below, all the shares of Common Stock of Chart Acquisition Corp. (the “Company”) held of record by the undersigned at the close of business on July 2, 2015 at the Special Meeting of Stockholders to be held at the Company’s headquarters at 555 5th Avenue, 19th Floor, New York, New York 10017 on _______,________ __, 2015 at 10:00 a.m., Eastern time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CHART ACQUISITION CORP.—THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3.				Please mark votes as indicated in this example ☒

(1) The Business Combination Proposal— To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of January 5, 2015, as it may be amended (the “Merger Agreement”), providing for the combination of Chart and Tempus Applied Solutions, LLC (“Tempus”) under a new holding company called Tempus Applied Solutions Holdings, Inc. (“Tempus Holdings”), and the transactions contemplated thereby (the “Business Combination”);	FOR ☐	AGAINST ☐	ABSTAIN ☐	☐ Intention to Exercise Redemption Rights If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Special Meeting of Chart Stockholders—Redemption Rights.”

(2) The Incentive Plan Proposal— to consider and vote upon a proposal to approve and adopt the Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan;	FOR ☐	AGAINST ☐	ABSTAIN ☐	☐ Shareholder Certification I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of the Company owned by me in connection with the proposed business combination between the Company and Tempus Applied Solutions, LLC.

(3) The Adjournment Proposal—To consider and vote upon a proposal to adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal and the Incentive Plan Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Date: , 2015

Signature

Signature (if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote AGAINST proposals 2 and 3. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of proposals 1, 2 and 3. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

< PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. <